UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2010 (March 19, 2010)

Advanta Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 657-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Federal Deposit Insurance Corporation (the “FDIC”) and the Utah Division of Financial Institutions closed Advanta Bank Corp. (“ABC”) and the FDIC was appointed the receiver of ABC effective March 19, 2010.  As a result,  Mr. John F. Moore and Mr. Chad Blue who had been officers of ABC and, as such, were executive officers of Advanta Corp. (the “Company”), ceased to be officers of ABC and also, correspondingly, are no longer executive officers of the Company.

On March 23, 2010, the Compensation Committee of the Board of Directors of the Company met and approved certain actions with respect to the Advanta Employees’ Severance Pay Plan, the Advanta Corp. Employee Change of Control Severance Plan and the Advanta Senior Management Change of Control Plan (the “Superseded Plans”). Among the actions that were approved by the Committee, was the termination of the Superseded Plans with respect to all employees of certain of the Company’s non-debtor subsidiaries, including employees of ABC. The actions of the Committee may impact the compensation that would otherwise have been payable to certain of the Company’s named executive officers.

This Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (i) the Debtors’ ability to obtain Bankruptcy Court approval with respect to motions in their chapter 11 cases, which are jointly-administered under case no. 09-13931 (KJC) (the “Chapter 11 Cases”); (ii) the ability of the Debtors to prosecute, develop and consummate one or more chapter 11 plans with respect to the Chapter 11 Cases; (iii) the effects of the Debtors’ Bankruptcy Filing under the Bankruptcy Code on the Debtors and the interests of various creditors, equity holders and other constituents; (iv) the Bankruptcy Court’s rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; (v) the length of time the Debtors will operate under the Chapter 11 Cases; (vi) the risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Debtors’ ability to develop and consummate their chapter 11 plan or plans once any such plan or plans are developed; (vii) the potential adverse effects of the Chapter 11 Cases on the Debtors’ liquidity or results of operations; (viii) the Debtors’ ability to execute their chapter 11 plan or plans; and (ix) the increased legal costs related to the Bankruptcy Filing and other litigation. The cautionary statements provided above are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking statements. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.
(Registrant)

Date: March 25, 2010	By:	/s/ Jay A. Dubow
Jay A. Dubow, Chief Administrative Officer, Senior Vice President, Secretary and General Counsel